Filed pursuant to Rule 424(b)(5)

Registration Statement No. 333-281845

This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities described herein and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 26, 2024

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 11, 2024)

Shares

Common Stock

We are offering                        shares of our common stock, par value $1.00 per share.

Our common stock is listed on the Nasdaq Global Select Market, or Nasdaq, under the symbol “MOFG.” The last reported closing price of our common stock on Nasdaq on September 25, 2024 was $27.90 per share.

Investing in our common stock involves risks. Before investing in our common stock, you should consider the information under the heading “Risk Factors” beginning on page S-10 of this prospectus supplement, on page 1 of the accompanying prospectus and under the heading “Part I. Item IA. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 which is incorporated herein by reference.

		Per Share		Total(1)
Public offering price	$		$
Underwriting discounts and commissions(2)	$		$
Proceeds, before expenses, to us	$		$

(1) (2)

Assumes no exercise of the underwriter’s option to purchase additional shares described below.

The underwriter will also be reimbursed for certain expenses incurred in this offering. See “Underwriting” for details.

We have granted the underwriter an option, exercisable not later than 30 days after the date of this prospectus supplement, to purchase up to an additional                        shares of common stock from us on the same terms and conditions set forth above.

None of the Securities and Exchange Commission, or the SEC, any state securities commission, the Federal Deposit Insurance Corporation, or the FDIC, the Board of Governors of the Federal Reserve System, or the Federal Reserve, the Iowa Division of Banking, or IDOB, or any other regulatory authority has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Shares of our common stock are not savings accounts, deposits or other obligations of any bank or non-bank subsidiary of MidWestOne Financial Group, Inc. and are not insured or guaranteed by the FDIC or any other governmental agency.

Certain of our directors, executive officers and their related persons or entities have indicated an interest in purchasing a portion of the shares of common stock in this offering at a price equal to the public offering price. Because this indication of interest is not a binding agreement or commitment to purchase, these persons could determine to purchase more, less or no shares in this offering or the underwriter could determine to sell more, less or no shares to these persons.

The underwriter is offering the shares of our common stock as set forth in the “Underwriting” section of the prospectus supplement. The underwriter expects to deliver the shares of common stock in book-entry form only through the facilities of The Depository Trust Company, against payment on or about                        , 2024.

Sole Manager

Keefe, Bruyette & Woods

   A Stifel Company

Prospectus Supplement dated                    , 2024.

TABLE OF CONTENTS

Prospectus Supplement

i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This document is composed of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock, including the price, the number of shares of our common stock being offered, the risks of investing in this offering of our common stock and certain other matters relating to us and our financial condition. This prospectus supplement also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part of this document is the accompanying prospectus, dated September 11, 2024, which is included as part of our shelf registration statement on Form S-3 (File No. 333-281845). That registration statement and the accompanying prospectus provide more general information about securities that we may offer from time to time, some of which may not apply to this offering. It is important for you to read and consider carefully all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any permitted free writing prospectuses we have authorized for use with respect to this offering before investing in our common stock. See “Where You Can Find Additional Information” and “Documents Incorporated by Reference” for additional information.

This prospectus supplement, or the information incorporated by reference in this prospectus supplement, may add, update or change information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will supersede the information in the accompanying prospectus.

In various places in this prospectus supplement and the accompanying prospectus, we refer you to sections of other documents for additional information by indicating the caption heading of the other sections. All cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not in the accompanying prospectus, unless otherwise indicated.

In this prospectus supplement, “we,” “our,” “us,” “MidWestOne” or “the Company” refers to MidWestOne Financial Group, Inc., an Iowa corporation, and our consolidated subsidiaries, including MidWestOne Bank, an Iowa state-chartered bank, unless the context indicates that we refer only to the parent company, MidWestOne Financial Group, Inc. In this prospectus supplement, the “Bank” refers to MidWestOne Bank, our banking subsidiary. Unless otherwise indicated, information presented in this prospectus supplement assumes the underwriter’s option to purchase additional shares from us is not exercised.

Neither the Company nor the underwriter has authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by, or on behalf of, the Company, or to which the Company has referred you. Neither the Company nor the underwriter takes any responsibility for, or can provide any assurance as to the reliability of, any information that others may give you. If any information in this prospectus supplement is inconsistent with the accompanying prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, you should rely on the information in this prospectus supplement. You should not assume that the information provided in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the date of the document in which that information is contained. Our business, financial condition, liquidity, results of operations and prospects may have changed since the date of any document in which such information is contained.

Neither the Company nor the underwriter is offering to sell nor seeking an offer to buy our common stock in any jurisdiction where such offers and sales are not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our common stock in certain jurisdictions may be restricted by law.

Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of our common stock and the distribution of this prospectus supplement and the accompanying prospectus

ii

outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used for or in connection with, an offer or solicitation by any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation, and this prospectus supplement and the accompanying prospectus may not be delivered to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting” in this prospectus supplement.

iii

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the United States Securities and Exchange Commission, or the SEC. Our filings with the SEC are also available to the public through the SEC’s website at www.sec.gov.

Our annual, quarterly and current reports and any amendments to those reports are also available over the Internet on our website at www.midwestonefinancial.com. All internet addresses provided in this prospectus supplement or the accompanying prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information on, or accessible through, our website, or any other website described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement or the accompanying prospectus or other offering materials.

We have filed a shelf registration statement (File No. 333-281845) with the SEC registering the offering of various of our securities, including the shares of our common stock offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of that registration statement. The registration statement may contain additional information that may be important to you. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to, or incorporated by reference, in this prospectus supplement and the accompanying prospectus are not necessarily complete and, where that contract or document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates. You may obtain from the SEC copies of the registration statement and the related exhibits that we filed with the SEC.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. Any information incorporated by reference into this prospectus supplement and the accompanying prospectus is considered a part of the information contained herein and therein. We are incorporating by reference in this prospectus supplement, and have incorporated by reference in the accompanying prospectus, the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, except in each case as to any portion of any report or document that is deemed furnished to the SEC and not deemed filed under such provisions:

•	our Annual Report on Form 10-K (File No. 001-35968) for the fiscal year ended December 31, 2023, filed with the SEC on March 8, 2024, including the portions of our Definitive Proxy Statement on Schedule 14A (File No. 001-35968) filed on March 8, 2024, as amended on March 11, 2024, that are incorporated by reference therein;

•	our Quarterly Report on Form 10-Q (File No. 001-35968) for the fiscal quarter ended March 31, 2024, filed with the SEC on May 7, 2024, and our Quarterly Report on Form 10-Q (File No. 001-35968) for the fiscal quarter ended June 30, 2024, filed with the SEC on August 6, 2024;

•	our Current Reports on Form 8-K (File No. 001-35968) filed with the SEC on January 25, 2024; April 25, 2024; April 26, 2024; June 10, 2024; and July 25, 2024 (in each case, excluding the information furnished under Item 2.02 and Item 7.01 of Form 8-K); and

•	the description of our common stock contained in our Registration Statement filed with the SEC on August 4, 1994, pursuant to Section 12 of the Exchange Act on Form 8-A (File. No. 000-24630), and all amendments and reports filed by us for the purpose of updating such description, including our Registration Statement on Form S-4 filed with the SEC on October 19, 2018, as amended on November 28, 2018 (File No. 333-227899), and Exhibit 4.2 to our Annual Report on Form 10-K (File No. 001-35968) for the year ended December 31, 2022, filed with the SEC on March 13, 2023.

The information contained in this prospectus supplement and the accompanying prospectus will be updated and supplemented by the information contained in the filings we make with the SEC in the future and that are incorporated by reference into this prospectus supplement and the accompanying prospectus as described above. The information contained in those future filings will be considered to be part of this prospectus supplement and the accompanying prospectus and will automatically update and supersede, as appropriate, the information contained in this prospectus supplement and the accompanying prospectus and contained in the filings previously filed with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Upon written or oral request, we will provide, without charge, to each person to whom a copy of this prospectus supplement and the accompanying prospectus is delivered a copy of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. You may request a free copy of these filings by writing or telephoning us at the following address:

MidWestOne Financial Group, Inc.

Attention: Kenneth R. Urmie, Corporate Secretary

102 South Clinton Street

Iowa City, Iowa 52240

Telephone number: (319) 356-5800

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein contain certain “forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995. We and our representatives may, from time to time, make written or oral statements that are “forward-looking” and provide information other than historical information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These factors include, among other things, the factors listed below.

Forward-looking statements, which may be based upon beliefs, expectations and assumptions of our management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “should,” “could,” “would,” “plans,” “intend,” “project,” “estimate,” “forecast,” “may” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. You are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Additionally, we undertake no obligation to update any statement in light of new information or future events, except as required under federal securities law.

Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have an impact on our ability to achieve operating results, growth plan goals and future prospects include, but are not limited to, the following:

•	the risks of mergers or branch sales (including the recent sale of our Florida banking operations and the acquisition of Denver Bankshares, Inc.), including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions;

•	credit quality deterioration, pronounced and sustained reduction in real estate market values, or other uncertainties, including the impact of inflationary pressures on economic conditions and our business, resulting in an increase in the allowance for credit losses, an increase in the credit loss expense, and a reduction in net earnings;

•	the effects of sustained high interest rates, including on our net income and the value of our securities portfolio;

•	changes in the economic environment, competition, or other factors that may affect our ability to acquire loans or influence the anticipated growth rate of loans and deposits and the quality of the loan portfolio and loan and deposit pricing;

•	fluctuations in the value of our investment securities;

•	governmental monetary and fiscal policies;

•	changes in and uncertainty related to benchmark interest rates used to price loans and deposits;

•	legislative and regulatory changes, including changes in banking, securities, trade, and tax laws and regulations and their application by our regulators and any changes in response to the recent failures of other banks;

•	the ability to attract and retain key executives and employees experienced in banking and financial services;

•	the sufficiency of the allowance for credit losses to absorb the amount of actual losses inherent in our existing loan portfolio;

•	our ability to adapt successfully to technological changes to compete effectively in the marketplace;

•	credit risks and risks from concentrations (by geographic area and by industry) within our loan portfolio;

•	the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds, financial technology companies, and other financial institutions operating in our markets or elsewhere or providing similar services;

•	the failure of assumptions underlying the establishment of allowances for credit losses and estimation of values of collateral and various financial assets and liabilities;

•	volatility of rate-sensitive deposits;

•	operational risks, including data processing system failures or fraud;

•	asset/liability matching risks and liquidity risks;

•	the costs, effects and outcomes of existing or future litigation;

•	changes in general economic, political, or industry conditions, nationally, internationally or in the communities in which we conduct business, including the risk of a recession;

•	changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies and the Financial Accounting Standards Board;

•	war or terrorist activities, including the ongoing Israeli-Palestinian conflict and the Russian invasion of Ukraine, widespread disease or pandemic, or other adverse external events, which may cause deterioration in the economy or cause instability in credit markets;

•	the occurrence of fraudulent activity, breaches, or failures of our or our third-party vendors’ information security controls or cyber-security related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools;

•	the imposition of tariffs or other domestic or international governmental policies impacting the value of the agricultural or other products of our borrowers;

•	potential changes in federal policy and at regulatory agencies, including as a result of federal elections;

•	the concentration of large deposits from certain clients who have balances above current FDIC insurance limits;

•	the effects of developments and events in the financial services industry, including the large-scale deposit withdrawals over a short period of time that resulted in bank failures during 2023; and

•	factors and risks described under the heading “Risk Factors” in our Annual Report on Form 10-K and in other reports we file with the SEC.

We qualify all of our forward-looking statements by the foregoing cautionary statements. Because of these risks and other uncertainties, our actual future results, performance or achievement, or industry results, may be materially different from the results indicated by these forward-looking statements. In addition, our past results of operations are not necessarily indicative of our future results.

The foregoing factors could cause results or performance to materially differ from those expressed in our forward-looking statements, should not be considered exhaustive, and should be read together with other cautionary statements that are included in this prospectus supplement, in the accompanying prospectus and in the documents incorporated herein by reference, including in our Annual Report on Form 10-K for the year ended December 31, 2023 and other filings we may make with the SEC, copies of which are available from us at no charge. New risks and uncertainties may emerge from time to time, and it is not possible for us to predict their occurrence or how they will affect us. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance, or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this prospectus supplement. Therefore, we caution you not to place undue reliance on our forward-looking information and statements. We disclaim any duty to revise or update the forward-looking statements, whether written or oral, to reflect actual results or changes in the factors affecting the forward-looking statements, except as specifically required by law.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary provides a brief overview of certain information appearing elsewhere in this prospectus supplement and the documents incorporated by reference herein, which are described under “Documents Incorporated by Reference.” Because it is a summary, it does not contain all the information that may be important to you. Before making an investment decision, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors” in this prospectus supplement, and the documents incorporated by reference herein and in the accompanying prospectus, including the financial statements and the accompanying notes contained in such documents.

MidWestOne Financial Group, Inc.

Headquartered in Iowa City, Iowa, MidWestOne Financial Group, Inc., is a bank holding company that operates through its wholly owned subsidiary, MidWestOne Bank, an Iowa state-chartered bank. The Bank provides full-service retail banking in and around the communities in which its branch offices are located, throughout central and eastern Iowa, the Minneapolis/St. Paul metropolitan area of Minnesota, southwestern Wisconsin and Denver, Colorado. Deposit products offered include checking and other demand deposit accounts, NOW accounts, savings accounts, money market accounts, certificates of deposit, individual retirement accounts and other time deposits. The Bank offers commercial and industrial, agricultural, commercial and residential real estate and consumer loans. Other products and services include debit cards, automated teller machines, online banking, mobile banking, and safe deposit boxes. The principal services of the Bank consist of making loans to and accepting deposits from individuals, businesses, governmental units and institutional customers. The Bank also has wealth management services through which it offers the administration of estates, personal trusts, and conservatorships and providing property management, farm management, custodial, financial planning, investment advisory and retail securities brokerage services (the latter of which is provided through an agreement with a third-party registered broker-dealer). As of June 30, 2024, we had total assets of $6.58 billion, total loans held for investment, net of allowance for credit losses, of $4.23 billion and total deposits of $5.41 billion.

We are regulated by the FDIC, the Federal Reserve, IDOB, and other regulatory agencies. See the section entitled “Supervision and Regulation” in our Annual Report on Form 10-K for the year ended December 31, 2023 for more information.

Our principal executive office is located at 102 South Clinton Street, Iowa City, Iowa 52240, and our telephone number is (319) 356-5800. Our common stock is traded on Nasdaq under the symbol “MOFG.” Additional information about us and our subsidiaries may be found in the documents incorporated by reference into this prospectus supplement. See “Where You Can Find Additional Information.”

Recent Developments

Financial Highlights for the Two-Month Period Ended August 31, 2024

The following presents certain unaudited financial information as of and for the two-month period ended August 31, 2024. Our third quarter of 2024 has not yet concluded and the following results are preliminary in nature and based upon currently available information. In the opinion of management, such unaudited financial information includes all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of our financial position and results of operations for such periods, but may not include normal quarter-end adjustments. These results are also subject to further revision based upon final actual results for the entire quarter ending September 30, 2024, our review and the review of our independent auditors of such quarterly results and an audit by our independent auditors of our annual results for the year ended December 31, 2024. Therefore, no assurance can be given that, upon completion of our review and the review of our independent auditors, we will not report materially different financial results than those set forth below. In addition, we cannot assure you our results for this period will be indicative of our results for the entire quarter ending September 30, 2024 or for the entire year ending December 31, 2024.

As of September 30, 2024, the Company’s non-performing assets are expected to be approximately $32.3 million (compared to the June 30, 2024 balance of $31.2 million), before the potential resolution of certain assets currently under contract for sale as discussed below. During the third quarter of 2024, non-performing assets with a book value of approximately $17.4 million were put under contract for sale through multiple transactions, with closing dates set for September 30, 2024.  The successful closing of these sales would reduce the above total expected non-performing assets.

For the quarter ending September 30, 2024, the Company expects to report Net Charge-Offs and Credit Loss Expense of approximately $1.5 million – $2.0 million.  Approximately $1.5 million of this quarter’s Net Charge-Offs relate to the charge-off of a prior quarter’s specific reserve against the non-performing assets under contract for sale discussed above.

For the quarter ending September 30, 2024, the Company expects to report net income of $8.6 – $8.8 million, excluding any realized losses relating to a potential balance sheet repositioning, a negative mortgage servicing right valuation adjustment of approximately $1.0 million pre-tax, and an approximately $1.2 million pre-tax expense from the resolution of an insurance claim relating to a prior wire fraud.

Financial Results (unaudited)

	Two months ended
(dollars in thousands)	August 31, 2024	May 31, 2024	August 31, 2023
Net interest income	$24,837	$24,495	$23,548
Credit loss expense	1,597	1,597	992
Non-interest income	6,824	6,994	6,381
Non-interest expense	23,442	23,617	21,393
Income tax expense	1,487	1,409	1,361
Net income	$5,135	$4,866	$6,183
Net interest margin, tax equivalent(1)	2.45%	2.41%	2.37%

(1)	A non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most comparable GAAP equivalents.

Balance Sheet Summary (unaudited)

(dollars in thousands)	August 31, 2024	June 30, 2024
Selected balance sheet data:
Total assets	$6,544,108	$6,581,658
Total loans held for investment, net of unearned income	4,306,239	4,287,232
Total liabilities	5,986,260	6,038,372
Total deposits	5,363,842	5,412,419
Total shareholders’ equity	557,848	543,286

Selected Ratios (unaudited)

(dollars in thousands)	August 31, 2024	June 30, 2024
Common equity ratio	8.52%	8.25%
Total capital to risk-weighted assets ratio	12.75%	12.62%
Tier 1 capital to risk-weighted assets ratio	10.46%	10.35%
Common equity tier 1 capital to risk-weighted assets ratio	9.67%	9.56%
Tier 1 leverage to average assets ratio	8.53%	8.29%

Non-GAAP Financial Measures

(dollars in thousands)	August 31, 2024	May 31, 2024	August 31, 2023
Net interest income	$24,836	$24,495	$23,547
Tax equivalent adjustments:
Loans(1)	634	627	489
Securities(1)	244	253	288
Net interest income, tax equivalent	$25,714	$25,375	$24,324

Net interest margin	2.37%	2.32%	2.29%
Net interest margin, tax equivalent(2)	2.45%	2.41%	2.37%

Average interest earnings assets	$6,187,324	$6,321,685	$6,043,860

(1)	The federal statutory tax rate utilized was 21%.
(2)	Tax equivalent net interest income divided by average interest earning assets.

THE OFFERING

Issuer	MidWestOne Financial Group, Inc.

Shares of common stock offered by us	shares (or shares if the underwriter exercises in full its option to purchase additional shares).

Shares of common stock to be outstanding after the offering	shares (or shares if the underwriter exercises in full its option to purchase additional shares).

Public offering price per share	$

Use of proceeds	We intend to invest all of the net proceeds from this offering into MidWestOne Bank, our wholly-owned subsidiary, to support the Bank’s capital ratios in connection with the potential repositioning of a substantial portion of our available-for-sale and held-to-maturity securities portfolio, as described under the heading “Use of Proceeds.”

Indication of interest	Certain of our directors, executive officers and their related persons or entities have indicated an interest in purchasing a portion of the shares of common stock in this offering at a price equal to the public offering price. Because this indication of interest is not a binding agreement or commitment to purchase, these persons could determine to purchase more, less or no shares in this offering or the underwriter could determine to sell more, less or no shares to these persons.

Risk factors	You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page S-10 in this prospectus supplement and the accompanying prospectus, and under the heading “Part I. Item IA. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 which is incorporated by reference into this prospectus supplement, along with all other information included in and incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding to invest in our common stock.

Lock-up agreements	We, each of our executive officers, and directors have entered into lock-up agreements, which restrict such persons from engaging in certain transactions in our securities during the Lock-Up Period (as defined below) without the consent of the underwriter. See “Underwriting—Lock-Up Agreements” in this prospectus supplement.

Listing and trading symbol	Our common stock is traded on Nasdaq under the symbol “MOFG.”

Unless otherwise noted, references in this prospectus supplement to the number of shares of our common stock outstanding after this offering are based on 15,773,468 shares of our common stock issued and outstanding as of June 30, 2024. Except as otherwise indicated, the information in this prospectus supplement:

•	excludes 231,966 unvested restricted stock units outstanding as of June 30, 2024;
•	excludes 539,327 shares of our common stock reserved for issuance under the MidWestOne Financial Group, Inc. 2023 Equity Incentive Plan as of June 30, 2024;
•	assumes no exercise of the underwriter’s option to purchase additional shares of our common stock; and
•	does not attribute to any director or executive officer any purchases of shares of our common stock in this offering.

RISK FACTORS

An investment in our common stock involves a significant degree of risk. The material risks and uncertainties that management believes affect us are described below. Before you decide to invest in our common stock, you should carefully read and consider all of the information contained in this prospectus supplement, including the risks and uncertainties described below and under “Special Note Regarding Forward-Looking Statements” in this prospectus supplement, and the other documents incorporated by reference into this prospectus supplement, including the risks and uncertainties described under “Risk Factors” in the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2023. Any of these risks, if they are realized, could have an adverse effect on our business, financial condition and results of operations, and consequently, the value of our common stock. In any such case, you could lose all or a portion of your original investment. Further, additional risks and uncertainties not currently known to us or that we currently believe to be immaterial may also adversely affect us. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. See the section entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to an Investment in Our Common Stock and the Offering

Future sales or the possibility of future sales of our common stock could depress the market price of our common stock.

Our amended and restated articles of incorporation authorize us to issue up to 30,000,000 shares of common stock. Following the completion of this offering, we will have issued and outstanding                   shares of our common stock (or                           shares if the underwriter exercises its option to purchase additional shares in full), a significant portion of which will be freely transferable without restriction or further registration under the Securities Act. Our executive officers and our directors holding, in the aggregate, approximately 490,999 shares of our common stock as of December 31, 2023 (representing approximately 3.1% of our outstanding shares of common stock as of such date), have agreed not to sell any shares of our common stock for a period of 90 days from the date of this prospectus supplement, or the Lock-Up Period, subject to certain exceptions. See the section entitled “Underwriting.” Following the expiration of the Lock-Up Period, all of these shares will be eligible for resale under Rule 144 of the Securities Act, subject to any applicable holding period requirements and volume limitations. In addition, the underwriter, at any time and without notice, may release all or any portion of the common stock subject to such lock-up restrictions. The remaining shares of our common stock outstanding prior to this offering are not subject to lock-up agreements and may be freely resold at any time, subject to the restrictions described in this prospectus supplement, if applicable, for affiliate holders. The shares of our common stock being offered and sold in this offering will also generally be available for resale into the public markets. See the section entitled “Underwriting.”

We may also issue additional shares in the future for various purposes without any action or approval by our shareholders, and these shares, once issued, will be available for sale into the public market, subject to the restrictions described in this prospectus supplement, if applicable, for affiliate holders. Actual or anticipated issuances or sales of substantial additional amounts of our common stock following this offering could cause the market price of our common stock to decline significantly and make it more difficult for us to sell equity or equity-related securities in the future on favorable terms, or at all. We cannot predict the size of future issuances of our common stock or the effect, if any, that future issuances and sales of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock, or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock. Further, a decline in the market price of our common stock might impede our ability to raise capital through the issuance of additional common stock or other equity securities.

The market price of our common stock may be volatile, and we may not be able to meet investor or analyst expectations. You may not be able to resell your shares at or above the price you paid and may lose part or all of your investment as a result.

Our stock price has fluctuated, as of close of market, from a low of $18.30 to a high of $35.20 between September 30, 2022 and September 24, 2024. Volatility in the market price of our common stock may negatively impact the price at which our common stock may be sold and may also negatively impact the timing of any sale. The market price of our common stock may continue to fluctuate widely in response to a variety of factors including the risk factors described herein and, among other things:

•	actual or anticipated variations in quarterly or annual operating results, financial conditions or credit quality;

•	changes in business or economic conditions;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	changes in recommendations or research reports about us or the financial services industry in general published by securities analysts;

•	the failure of securities analysts to cover, or to continue to cover, us;

•	changes in financial estimates or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to us or other financial institutions;

•	news reports relating to trends, concerns, and other issues in the financial services industry;

•	reports related to the impact of natural or man-made disasters in our market;

•	perceptions in the marketplace regarding us and or our competitors;

•	sudden increases in the demand for our common stock, including as a result of any “short squeezes;”

•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors;

•	additional investments from third parties;

•	additions or departures of key personnel;

•	future sales or issuance of additional shares of our common stock;

•	fluctuations in the market price of our competitors’ common stock and the operating results of our competitors;

•	changes or proposed changes in laws or regulations, or differing interpretations thereof, affecting our business, or enforcement of these laws or regulations;

•	new technology used, or services offered, by competitors;

•	additional investments from third parties; or

•	geopolitical conditions such as acts or threats of terrorism, pandemics or military conflicts.

In particular, the realization of any of the risks described in this section or under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated herein by reference, could have an adverse effect on the market price of our common stock and cause the value of your investment to decline. In addition, the stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the market price of our common stock over the short, medium or long term, regardless of our actual performance. If the market price of our common stock reaches an elevated level following this offering, it may materially and rapidly decline. In the past, following periods of volatility in the market price of a company’s securities, shareholders have often instituted securities class action litigation. If we were to be involved in a class action lawsuit, it could divert the attention of our senior management and could adversely affect our business, financial condition and results of operations.

We depend on the Bank for cash flow, and the Bank’s ability to make cash distributions is restricted, which could impact our ability to satisfy our obligations.

We are a bank holding company with no material activities other than activities incidental to holding the common stock of the Bank. Our principal source of funds to pay distributions on our common stock and service any of our obligations, other than further issuances of securities, is dividends received from the Bank. The holding company, MidWestOne Financial Group, Inc., is a legal entity separate and distinct from the Bank. Furthermore, the Bank is not obligated to pay dividends to us, and any dividends paid to us would depend on the earnings or financial condition of the Bank, various business considerations, and applicable law and regulation. As is generally the case for banking institutions, the profitability of the Bank is subject to the fluctuating cost and availability of money, changes in interest rates, and economic conditions in general. In addition, various federal and state statutes and regulations limit the amount of dividends that the Bank may pay to us without regulatory approval.

Our dividend policy may change without notice, we may not pay dividends on our common stock in the future, our ability to pay dividends is subject to certain restrictions, and we anticipate our ability to pay dividends may be subject to regulatory non-objection.

We have paid cash dividends on our common stock in every quarter since June 2008, after we became a registered public company. Prior to that, dividends were paid annually since incorporation in 1983. On July 23, 2024, we announced the declaration of a quarterly cash dividend of $0.2425 per share on our outstanding common stock. The dividend was payable September 17, 2024, to shareholders of record at the close of business on September 3, 2024.

Holders of our common stock are entitled to receive only such dividends as our board of directors may declare out of funds legally available for such payments. Our board of directors may, in its sole discretion, change the amount or frequency of dividends or discontinue the payment of dividends entirely. The timing, declaration, amount and payment of future cash dividends, if any, will be within the discretion of our board of directors and will depend upon then-existing conditions, including our results of operations, financial condition, capital requirements, investment opportunities, growth opportunities, any legal, regulatory, contractual or other limitations on our ability to pay dividends and other factors our board of directors may deem relevant.

In addition, we are a bank holding company, and our ability to declare and pay dividends is dependent on federal regulatory considerations, including the guidelines of the Federal Reserve regarding capital adequacy and dividends. It is the policy of the Federal Reserve that bank holding companies should generally pay dividends on common stock only out of earnings, and only if prospective earnings retention is consistent with the organization’s expected future needs, asset quality and financial condition, and that bank holding companies should inform and consult with the Federal Reserve in advance of declaring and paying a dividend that exceeds earnings for the period for which the dividend is being paid. Any future payment of dividends will depend on the Bank’s ability to make distributions and payments to the Company, as these distributions and payments are our principal source of funds to pay dividends. As a general matter, the Federal Reserve has indicated that the board of directors of a bank holding company (including a financial holding company) should eliminate, defer or significantly reduce the company’s dividends if: (i) the company’s net income available to shareholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends; (ii) the prospective rate of earnings retention is inconsistent with the company’s capital needs and overall current and prospective financial condition; or (iii) the company will not meet, or is in danger of not meeting, its minimum regulatory capital adequacy ratios.

The ability of the Bank to pay dividends to us is also limited by its obligations to maintain sufficient capital and liquidity and by other legal, regulatory and general restrictions on dividends that are applicable to the Bank, including the requirement under the Iowa Banking Act that the Bank may not pay dividends in excess of its undivided profits. Also, banking institutions that do not maintain a capital conservation buffer, comprised of Common Equity Tier 1 Capital of 2.5%, above the regulatory minimum capital requirements will face constraints on the payment of dividends, stock repurchases and discretionary bonus payments to executive officers based on the amount of the shortfall, unless prior regulatory approval is obtained. Accordingly, if the Bank fails to maintain the applicable minimum capital ratios and the capital conservation buffer, distributions to us may be prohibited or limited, and if we fail to maintain the applicable minimum capital ratios and the capital conservation buffer, distributions to or stock repurchases from our shareholders may be prohibited or limited.

If the Company effectuates the restructuring transactions as anticipated and as disclosed under the heading “Use of Proceeds,” it is likely that the losses realized from the sale of securities will be greater than the Company’s income over the past four quarters. As a result, the Company would be required to seek the Federal Reserve’s non-objection prior to declaring dividends on its shares of common stock at least through 2025. It is possible that the Federal Reserve would not provide such non-objection, and therefore that the Company would be unable to declare and pay any cash dividends on its common stock.

In addition, in the future, we may enter into borrowing or other contractual arrangements that restrict our ability to pay dividends. As a consequence of these various limitations and restrictions, we may not be able to make, or may have to reduce or eliminate, the payment of dividends on our common stock. Any change in the level of our dividends or the suspension of the payment thereof could have an adverse effect on the market price of our common stock. See also “Item 1. Business—Supervision and Regulation of the Company—Dividend Payments” and “Item 1. Business—Supervision and Regulation of the Bank—Dividend Payments” in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference into this prospectus supplement.

The holders of our debt obligations and preferred stock will have priority over our common stock with respect to payment in the event of liquidation, dissolution or winding up and with respect to the payment of interest and dividends.

In any liquidation, dissolution or winding up of the Company, our common stock would rank below all claims of debt holders against us as well as any preferred stock that has been issued. As of June 30, 2024, we had outstanding an aggregate of $42.4 million of junior subordinated debentures held by five statutory business trusts that we control, $64.2 million of subordinated notes, net of debt issuance costs, and a $7.5 million note payable to an unaffiliated bank. We currently have no outstanding preferred stock, but are authorized to issue up to 500,000 shares of preferred stock under our amended and restated articles of incorporation. We could incur future debt obligations or issue preferred stock in the future to raise additional capital. In such event, holders of our common stock will not be entitled to receive any payment or other distribution of assets upon the liquidation, dissolution or winding up of the Company until after our obligations to the debt holders are satisfied and holders of subordinated debt and senior equity securities, including preferred shares, if any, have received any payment or distribution due to them. In addition, we are required to pay interest on the subordinated notes and dividends on the trust preferred securities and preferred stock before we are able to pay any dividends on our common stock. Since any decision to issue debt securities or incur other borrowings in the future will depend on market conditions and other factors beyond our control, the amount, timing, nature or success of our future capital raising efforts is uncertain. Thus, holders of our common stock bear the risk that our future issuances of debt securities or our incurrence of other borrowings will negatively affect the market price of our common stock.

Our management will have broad discretion in allocating the net proceeds of the offering. Our failure to effectively utilize such net proceeds may have an adverse effect on our financial performance and the value of our common stock.

We intend to invest all of the net proceeds from this offering into MidWestOne Bank, our wholly-owned subsidiary, to support the Bank’s capital ratios in connection with the potential repositioning of a substantial portion of our available-for-sale and held-to-maturity securities portfolio, as described under the heading “Use of Proceeds.” The repositioning transactions and their results, as well as their outcome for MidWestOne and the Bank, will be subject to market conditions and other factors. If we do not complete the repositioning transactions, or if the repositioning transactions do not have the anticipated results, then we may not fully realize the anticipated benefits of transactions and any new capital raised may not be deployed as effectively as possible to increase profitability and growth. As a result, the market price of our common stock may be adversely affected.

Iowa law and the provisions of our amended and restated articles of incorporation and amended and restated bylaws may have an anti-takeover effect, and there are substantial regulatory limitations on changes of control of bank holding companies.

Iowa corporate law and certain provisions of our amended and restated articles of incorporation and our amended and restated bylaws could make it more difficult for a third party to acquire us, even if doing so would be perceived to be beneficial by our shareholders. Furthermore, with certain limited exceptions, federal regulations prohibit a person or company or a group of persons deemed to be “acting in concert” from, directly or indirectly, acquiring 10% or more (5% or more if the acquirer is a bank holding company) of any class of our voting stock or obtaining the ability to control in any manner the election of a majority of our directors or otherwise direct the management or policies of our Company without prior notice or application to and the approval of the Federal Reserve. Accordingly, prospective investors must comply with these requirements, if applicable, in connection with any purchase of shares of our common stock. Collectively, provisions of our amended and restated articles of incorporation and amended and restated bylaws and other statutory and regulatory provisions may delay, prevent, or deter a merger, acquisition, tender offer, proxy contest, or other transaction that might otherwise result in our shareholders receiving a premium over the market price for their common stock. Moreover, the combination of these provisions effectively inhibits certain business combinations, which, in turn, could adversely affect the market price of our common stock.

An investment in our common stock is not an insured deposit and is not guaranteed by the FDIC, so you could lose some or all of your investment.

An investment in our common stock is not a bank deposit and, therefore, is not insured against loss or guaranteed by the FDIC, any other deposit insurance fund or by any other public or private entity. Investment in our common stock is inherently risky for the reasons described herein, and is subject to the same market forces that affect the price of common stock in any company. As a result, if you acquire our common stock, you could lose some or all of your investment.

Risks Relating to Our Business and our Industry and Regulation

For risks associated with our business and industry, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated into this prospectus supplement by reference, as the same may be updated from time to time prior to the completion of this offering by our future filings under the Exchange Act.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $                   million, or approximately $                 million if the underwriter exercises in full its option to purchase additional shares, in each case, after deducting underwriting discounts and commissions and the estimated offering expenses payable by us.

We intend to invest all of the net proceeds from this offering into MidWestOne Bank, our wholly-owned subsidiary, to support the Bank’s capital ratios in connection with the potential repositioning of a substantial portion of our available-for-sale and held-to-maturity debt securities portfolio. The timing and execution of the repositioning will be dependent on market conditions, although we anticipate that we will complete the repositioning before the end of the fourth quarter of 2024. We expect that this repositioning will involve the following:

•

The sale of debt securities with an amortized cost basis of $1.21 billion as of June 30, 2024, and an unrealized pre-tax loss of $176.1 million as of June 30, 2024. The securities we anticipate selling have a weighted average life of approximately 5.5 years, carry an average yield of approximately 1.73% as of June 30, 2024, and the majority were purchased prior to 2022. Based upon our current estimates of market pricing, we expect to recognize a pre-tax loss related to the repositioning of approximately $160.0 million in the third quarter of 2024;

•	The full repayment of $405.0 million of borrowings outstanding under the Federal Reserve Bank Term Funding Program as well as $8.8 million of accrued interest thereon as of June 30, 2024; and

•	The subsequent purchase of debt securities with current-market yields. Depending on the amount of funds available from the sale of our debt securities, we expect to purchase approximately $616.0 million of new debt securities to be classified as available-for-sale securities. Based on current market rates, we estimate the new securities would have an estimated aggregate yield of approximately 4.54%, but the actual yield will depend on market conditions at the time of purchase.

We expect that the new securities purchased will have a lower regulatory risk weighting than the securities sold in the repositioning. This change in regulatory risk weighting, the reduction in the size of the investment portfolio, and the net proceeds of the offering, would have resulted in a pro forma Tier 1 capital ratio, on a consolidated basis, of approximately 10.5% as of June 30, 2024.

We intend to undertake the repositioning transactions outlined above with the objective of increasing the profitability of our investment portfolio, improving liquidity, strengthening our capital position and supporting future growth. The repositioning transactions and their results, as well as their outcomes for MidWestOne and the Bank, will be subject to market conditions and other factors. Our board of directors and management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our board of directors and management with regard to the use of these net proceeds.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2024:

•	on an actual basis; and

•	on an as adjusted basis to reflect the sale of shares of our common stock offered by us at the public offering price of $ per share in this offering, after deducting the underwriting discount and our estimated offering expenses (assuming the underwriter’s option to purchase additional shares from us is not exercised).

The “As Adjusted” information presented does not reflect results of the potential balance sheet repositioning described in more detail under the heading “Use of Proceeds.” This table should be read in conjunction with, and is qualified in its entirety by reference to, the information appearing under “Use of Proceeds” included elsewhere in this prospectus supplement, our historical financial statements and related notes incorporated by reference into this prospectus supplement.

	As of June 30, 2024
(dollars in thousands)	Actual		As Adjusted
Assets:
Cash and due from banks	$66,228	$

Long-term debt:
Subordinated debentures (due 2030)	$64,203		$64,203
Junior subordinated notes issued to capital trusts	42,382		42,382
Includes five issuances of subordinated notes, with due dates from 2036 through 2038.
Other long-term debt	8,254		8,254
Total long-term debt	$114,839		$114,839

Shareholders’ equity:
Preferred stock, no par value; authorized 500,000 shares; no shares issued and outstanding	$—		$—
Common stock, $1.00 par value; authorized 30,000,000 shares; issued shares of 16,581,017 - actual, and issued shares of - as adjusted	16,581
Additional paid-in capital	300,831
Retained earnings	306,030
Treasury stock at cost, 807,549 shares	(22,021)
Accumulated other comprehensive loss, net	(58,135)
Total shareholders’ equity	$543,286	$
Total Capitalization	$658,125	$

Capital ratios:
Common equity ratio	8.25%		%
Total risk-based capital ratio	12.62%		%
Tier 1 risk-based capital ratio	10.35%		%
Common equity tier 1 risk-based capital ratio	9.56%		%
Tier 1 leverage ratio	8.29%		%

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock by Non-U.S. Holders (as defined below) that acquire our common stock in this offering and hold it as a capital asset. This discussion does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the United States Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder, or the Treasury Regulations, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service, or the IRS, in each case in effect as of the date of this prospectus supplement. These authorities may change or be subject to differing interpretations at any time. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the statements made and the conclusions reached in the discussion below. There can be no assurance the IRS or a court will agree with our position discussed below regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock. We cannot assure you that a change in law will not significantly alter the tax considerations described in this discussion.

This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the alternative minimum tax and the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons who have elected to mark securities to market or who hold our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers or traders in securities;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	tax-exempt organizations, pension plans, tax-qualified retirement plans, or governmental organizations; and

•	persons deemed to sell our common stock under the constructive sale provisions of the Code.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner and the activities of the partnership. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is, for U.S. federal income tax purposes:

•	a non-resident alien;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) that is not created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is not subject to U.S. federal income taxation regardless of its source; or

•	a trust that does not have in effect a valid election under the Treasury Regulations, to be treated as a United States person and either (i) no court within the United States is able to exercise primary supervision over the trust’s administration or (ii) no “United States person” (within the meaning of Section 7701(a)(30) of the Code) has the authority to control all substantial decisions of that trust.

Distributions on Common Stock

Distributions of cash or property on our common stock will generally constitute dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will first constitute a tax-free return of capital to the extent of a Non-U.S. Holder’s adjusted tax basis in its common stock and thereafter capital gain, which is subject to the tax treatment described below in the section entitled “—Sale or Other Taxable Disposition”.

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will generally be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends or such lower rate specified by an applicable income tax treaty. To receive a reduced withholding rate, a Non-U.S. Holder must furnish a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate. A Non-U.S. Holder that holds our common stock through a financial institution or other agent will be required to provide appropriate documentation to the financial institution or other agent, which then will be required to provide certification to us or our paying agent either directly or through other intermediaries. A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced income tax treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, as provided by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates that also apply to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, as provided by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	we are or have been a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or such Non-U.S. Holder’s holding period for our common stock, or the relevant period, and the Non-U.S. Holder (i) disposes of our common stock during a calendar year when our common stock is no longer regularly traded on an established securities market or (ii) owned (directly, indirectly and constructively) more than 5% of our common stock at any time during the relevant period.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates in the same manner as if such holder were a resident of the United States. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder for the year, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our United States real property interests as defined in the Code relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Gain from a disposition of our common stock described in the third bullet point above will be subject to tax generally as if the gain were effectively connected with the conduct of a trade or business in the United States, except that the “branch profits tax” will not apply.

Information Reporting and Backup Withholding

Payments of dividends on our common stock and the payment of the proceeds from the sale of our common stock effected at a U.S. office of a broker generally will not be subject to backup withholding and the payment of proceeds from the sale of our common stock effected at a U.S. office of a broker will generally not be subject to information reporting, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a United States person and the Non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN or W-8BEN-E or other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with Treasury Regulations, or otherwise establishes an exemption.

However, we are required to file information returns with the IRS in connection with any distribution on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Payment of the proceeds from the sale of our common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of our common stock by a Non-U.S. Holder that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if (i) the proceeds are transferred to an account maintained by the Non-U.S. Holder in the United States, (ii) the payment of proceeds or the confirmation of the sale is mailed to the Non-U.S. Holder at a U.S. address or (iii) the sale has some other specified connection with the United States as provided in the Treasury Regulations, unless, in each case, the broker does not have actual knowledge or reason to know that the holder is a United States person and the documentation requirements described above are met or the Non-U.S. Holder otherwise establishes an exemption.

In addition, a sale of our common stock will be subject to information reporting if it is effected at a foreign office of a broker that is (i) a United States person, (ii) a “controlled foreign corporation” for U.S. federal income tax purposes, (iii) a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period or (iv) a foreign partnership, if at any time during its tax year (a) one or more of its partners are “U.S. persons,” as defined in the Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or (b) such foreign partnership is engaged in the conduct of a trade or business in the United States, in each case unless the broker does not have actual knowledge or reason to know that the holder is a United States person and the documentation requirements described above are met or an exemption is otherwise established. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that the holder is a United States person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA Withholding

Sections 1471 through 1474 of the Code and the Treasury Regulations issued thereunder (commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) generally impose a 30% withholding tax on dividends paid on our shares to, and (subject to the proposed Treasury Regulations discussed below) the gross proceeds derived from the sale or other disposition of our shares by, a foreign entity if the foreign entity is:

•	a “foreign financial institution” (as defined under FATCA) that does not furnish proper documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA withholding or (ii) its compliance (or deemed compliance) with specified due diligence, reporting, withholding and certification obligations under FATCA or (iii) residence in a jurisdiction that has entered into an intergovernmental agreement with the United States relating to FATCA and compliance with the diligence and reporting requirements of the intergovernmental agreement and local implementing rules; or

•	a “non-financial foreign entity” (as defined under FATCA) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA or (ii) adequate information regarding substantial United States beneficial owners of such entity (if any).

Withholding under FATCA generally applies to payments of dividends on our shares and to payments of gross proceeds from a sale or other disposition of our shares. Withholding agents may, however, rely on proposed Treasury Regulations that would no longer require FATCA withholding on payments of gross proceeds. A withholding agent such as a broker, and not the Bank, will determine whether or not to implement gross proceeds FATCA withholding.

If a dividend payment is subject to withholding both under FATCA and the withholding tax rules discussed above in the section entitled “—Distributions on Common Stock,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Holders of shares should consult their own tax advisors regarding these requirements and whether they may be relevant to their ownership and disposition of the shares.

Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of withholding taxes imposed under FATCA by filing a United States federal income tax return. Prospective investors should consult their tax advisors regarding the effect of FATCA on their ownership and disposition of our common stock.

THE PRECEDING DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

UNDERWRITING

We are offering the shares of our common stock described in this prospectus supplement in an underwritten offering in which we and Keefe, Bruyette & Woods, Inc., as underwriter, are entering into an underwriting agreement with respect to the shares of our common stock being offered hereby. Subject to certain conditions, we will agree to sell, and the underwriter will agree to purchase,                 shares of our common stock.

The underwriter is offering the shares of our common stock subject to a number of conditions, including receipt and acceptance of our common stock by the underwriter. The obligations of the underwriter to pay for and accept delivery of the shares offered by this prospectus supplement are subject to these conditions. The underwriting agreement between us and the underwriter provides that if the underwriter defaults, this offering may be terminated.

In connection with this offering, the underwriter or securities dealers may distribute offering documents to investors electronically. See the section entitled “—Electronic Distribution.”

Certain of our directors, executive officers and their related persons or entities have indicated an interest in purchasing a portion of the shares of common stock in this offering at a price equal to the public offering price. Because this indication of interest is not a binding agreement or commitment to purchase, these persons could determine to purchase more, less or no shares in this offering or the underwriter could determine to sell more, less or no shares to these persons.

Underwriting Discount

Shares of our common stock sold by the underwriter to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares of our common stock sold by the underwriter to securities dealers may be sold at a discount of up to $                 per share from the public offering price. Any of these securities dealers may resell any shares of our common stock purchased from the underwriter to other brokers or dealers at a discount of up to $                 per share from the public offering price. If all of the shares of our common stock are not sold at the public offering price, the representative may change the offering price and the other selling terms. Sales of shares of our common stock made outside of the United States may be made by affiliates of the underwriter. The underwriter reserves the right to reject an order for the purchase of shares, in whole or in part.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriter to us per share of common stock. The underwriting fee is $                 per share. The per share and total underwriting discount to be paid to the underwriter, assuming no exercise of the underwriter’s option to purchase additional shares, is $                 , and assuming full exercise of the underwriter’s option to purchase additional shares, is $                 .

We estimate the expenses of this offering, not including the underwriting discount, to be approximately $                 million, and such expenses are payable by us. We also have agreed to reimburse the underwriter for its expenses incurred in connection with the offering in an amount up to $150,000.

Option to Purchase Additional Shares

We have granted the underwriter an option to purchase up to                 additional shares of our common stock, at the public offering price set forth on the cover page of this prospectus supplement, less the underwriting discount. The underwriter may exercise this option, in whole or in part, from time to time for a period of 30 days from the date of this prospectus supplement.

Lock-Up Agreements

We, our executive officers and directors are entering into lock-up agreements with the underwriter. Under these agreements, we and each of these persons may not, without the prior written approval of the representative and subject to certain exceptions:

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of our common stock or any securities convertible into or exchangeable or exercisable for our common stock, whether now owned or hereafter acquired or with respect to which such person has or hereafter acquires the power of disposition, or exercise any right with respect to the registration thereof, or file or cause to be filed any registration statement under the Securities Act, with respect to any of the foregoing;

•	enter into any swap, hedge, or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the shares of our common stock or such other securities, whether any such swap or transaction is to be settled by delivery of shares of our common stock or other securities, in cash or otherwise; or

•	publicly disclose the intention to make any such offer, pledge, sale or disposition, or to enter into any such swap, hedge, transaction or other arrangement.

These restrictions are subject to customary exceptions and will be in effect for a period of 90 days after the date of this prospectus supplement. At any time and without public notice, the representative may, in their sole discretion, waive or release all or some of the securities from these lock-up agreements.

These restrictions also apply to securities convertible into or exchangeable or exercisable for or repayable with our common stock to the same extent as they apply to our common stock. They also apply to common stock owned now or later acquired by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Exchange Listing

Our common stock is listed on Nasdaq under the symbol “MOFG.”

Indemnification and Contribution

We have agreed to indemnify the underwriter and its affiliates, selling agents, and controlling persons against certain liabilities, including under the Securities Act. If we are unable to provide this indemnification, we will contribute to the payments the underwriter and its affiliates, selling agents, and controlling persons may be required to make in respect of those liabilities.

Price Stabilization, Short Positions, and Penalty Bids

To facilitate this offering and in accordance with Regulation M under the Exchange Act, the underwriter may engage in transactions that stabilize, maintain, or otherwise affect the price of our common stock, including:

•	stabilizing transactions;

•	short sales; and

•	purchase to cover positions created by short sales.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. These transactions may also include making short sales of our common stock, which involves the sale by the underwriter of a greater number of shares of common stock than it is required to purchase in this offering. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriter’s purchase option referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriter may close out any covered short position either by exercising its purchase option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriter will consider, among other things, the price of shares available for purchase in the open market compared to the price at which it may purchase shares through the purchase option described above. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our common stock in the open market that could adversely affect investors who purchased in this offering.

As an additional means of facilitating our public offering, the underwriter may bid for, and purchase, shares of our common stock in the open market. The underwriter also may reclaim selling concessions allowed to an underwriter or a dealer for distributing shares of our common stock in this offering, if it repurchases previously distributed shares of our common stock to cover short positions or to stabilize the price of our common stock.

As a result of these activities, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriter at any time without notice. The underwriter may carry out these transactions on Nasdaq, in the over-the-counter market or otherwise.

Electronic Distribution

A prospectus supplement in electronic format may be made available by e-mail or on the websites or through online services maintained by the underwriter or its affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on the underwriter’s websites and any information contained on any other website maintained by the underwriter is not part of this prospectus supplement, has not been approved and/or endorsed by the underwriter or us, and should not be relied upon by investors.

Affiliations

The underwriter and its respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment advisory, investment research, principal investment, hedging, financing, loan referrals, valuation, and brokerage activities. From time to time, the underwriter and/or its respective affiliates have directly and indirectly engaged, and may in the future engage, in various financial advisory, investment banking loan referrals, and commercial banking services with us and our affiliates, for which they received or paid, or may receive or pay, customary compensation, fees, and expense reimbursement. In the ordinary course of their various business activities, the underwriter and its respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and those investment and securities activities may involve securities and/or instruments of ours. The underwriter and its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of those securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in those securities and instruments.

Selling Restrictions

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area, or a Member State, no shares have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

•	to any qualified investor as defined in the Prospectus Regulation;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer;

•	to investors who acquire shares for a total consideration of at least EUR 100,000 per investor, for each separate offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

In relation to the United Kingdom, no shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that it may make an offer to the public in the United Kingdom of any shares at any time under the following exemptions under the UK Prospectus Regulation:

•	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the shares shall require the Company or the underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means the Prospectus Regulation as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in Article 2 of the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together we refer to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the FSMA. This prospectus supplement must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity, to which this prospectus supplement relates, is only available to, and will be engaged in with, relevant persons.

LEGAL MATTERS

The validity of the shares of common stock offered hereby and certain other legal matters in connection with the offering will be passed upon for us by Barack Ferrazzano Kirschbaum & Nagelberg LLP, Chicago, Illinois. Latham & Watkins LLP, Los Angeles, California, will pass upon certain legal matters for the underwriter.

EXPERTS

The consolidated financial statements of MidWestOne and its subsidiary as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this prospectus supplement, and the effectiveness of the Company’s internal control over financial reporting, have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report which is incorporated by reference herein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

$150,000,000.00

MidWestOne Financial Group, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Depositary Shares

Subscription Rights

Stock Purchase Contracts

Stock Purchase Units

Units

MidWestOne Financial Group, Inc. (“we,” “us,” “our” or the “Company”) may offer and sell, at any time and from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus. The aggregate initial offering price of the securities that we offer will not exceed $150,000,000.00.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time that we offer and sell securities using this prospectus, we will provide a supplement to this prospectus that contains specific information about the securities and their terms and the manner in which we will offer them for sale. The prospectus supplement also may add or update information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement. You should carefully read this prospectus and any supplement to this prospectus, as well as any documents we have incorporated into this prospectus by reference, before you invest in any of these securities. References herein to “prospectus supplement” are deemed to refer to any pricing supplement or free writing prospectus describing the specific pricing or other terms of the applicable offering that we prepare and distribute.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If an offering of securities involves any underwriters, dealers or agents, we will provide the names of any such underwriters, dealers or agents used in connection with the sale of any of these securities, as well as any fees, commissions or discounts we may pay to such underwriters, dealers or agents in connection with the sale of these securities, in the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Stock Market LLC under the ticker symbol “MOFG.” On August 27, 2024, the last reported closing sale price of our common stock was $28.35. We have not yet determined whether any of the other securities that may be offered pursuant to this prospectus will be listed on any exchange. If we decide to do so, a prospectus supplement relating to such securities will identify the exchange or market on which they will be listed.

Our principal executive offices are located at 102 South Clinton Street, Iowa City, Iowa 52240, and our telephone number is (319) 356-5800.

These securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state or jurisdiction where the offer or sale is not permitted.

Investing in our securities involves risks. You should refer to the section entitled “Risk Factors” beginning on page 1 of this prospectus, as well as the risk factors included in the applicable prospectus supplement and certain of our periodic reports and other information that we file with the Securities and Exchange Commission (the “SEC”) and carefully consider that information before buying our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 11, 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under the shelf registration rules, using this prospectus, together with the applicable prospectus supplement, we may sell from time to time, in one or more offerings, on a continuous or delayed basis, the securities described in this prospectus, or a combination thereof, for an aggregate offering price of up to $150,000,000.00. The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities we are offering under this prospectus. You can read that registration statement at the SEC website at http://www.sec.gov or at the SEC office mentioned under the heading “Where You Can Find Additional Information.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell any of these securities, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus (including the documents incorporated by reference) and the applicable prospectus supplement, together with the additional information referred to under the heading “Where You Can Find Additional Information” before you invest.

You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

Neither we nor anyone acting on our behalf is making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not permitted or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of its date only.

Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into, or exercisable for, other securities that are described in this prospectus or will be described in a prospectus supplement, and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. The securities offered hereby may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

The registration statement that contains this prospectus, including the exhibits to the registration statement, also contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC’s website mentioned under the heading “Where You Can Find Additional Information.”

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC. You should also refer to other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein. Our business, financial condition, results of operations or growth prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and

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you may lose all or part of your investment. This prospectus and documents incorporated by reference in this prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us. Additional risks and uncertainties not known to us or that we deem immaterial may also materially and adversely affect our business and operations.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain “forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995. We and our representatives may, from time to time, make written or oral statements that are “forward-looking” and provide information other than historical information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These factors include, among other things, the factors listed below.

Forward-looking statements, which may be based upon beliefs, expectations and assumptions of our management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “should,” “could,” “would,” “plans,” “intend,” “project,” “estimate,” “forecast,” “may” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Additionally, we undertake no obligation to update any statement in light of new information or future events, except as required under federal securities law.

Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have an impact on our ability to achieve operating results, growth plan goals and future prospects include, but are not limited to, the following:

●	the risks of mergers or branch sales (including the recent sale of our Florida banking operations and the acquisition of Denver Bancshares, Inc.), including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions;

●	credit quality deterioration, pronounced and sustained reduction in real estate market values, or other uncertainties, including the impact of inflationary pressures on economic conditions and our business, resulting in an increase in the allowance for credit losses, an increase in the credit loss expense, and a reduction in net earnings;

●	the effects of sustained high interest rates, including on our net income and the value of our securities portfolio;

●	changes in the economic environment, competition, or other factors that may affect our ability to acquire loans or influence the anticipated growth rate of loans and deposits and the quality of the loan portfolio and loan and deposit pricing;

●	fluctuations in the value of our investment securities;

●	governmental monetary and fiscal policies;

●	changes in and uncertainty related to benchmark interest rates used to price loans and deposits;

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●	legislative and regulatory changes, including changes in banking, securities, trade, and tax laws and regulations and their application by our regulators and any changes in response to the recent failures of other banks;

●	the ability to attract and retain key executives and employees experienced in banking and financial services;

●	the sufficiency of the allowance for credit losses to absorb the amount of actual losses inherent in our existing loan portfolio;

●	our ability to adapt successfully to technological changes to compete effectively in the marketplace;

●	credit risks and risks from concentrations (by geographic area and by industry) within our loan portfolio;

●	the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds, financial technology companies, and other financial institutions operating in our markets or elsewhere or providing similar services;

●	the failure of assumptions underlying the establishment of allowances for credit losses and estimation of values of collateral and various financial assets and liabilities;

●	volatility of rate-sensitive deposits;

●	operational risks, including data processing system failures or fraud;

●	asset/liability matching risks and liquidity risks;

●	the costs, effects and outcomes of existing or future litigation;

●	changes in general economic, political, or industry conditions, nationally, internationally or in the communities in which we conduct business, including the risk of a recession;

●	changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies and the Financial Accounting Standards Board;

●	war or terrorist activities, including the ongoing Israeli-Palestinian conflict and the Russian invasion of Ukraine, widespread disease or pandemic, or other adverse external events, which may cause deterioration in the economy or cause instability in credit markets;

●	the occurrence of fraudulent activity, breaches, or failures of our or our third-party vendors’ information security controls or cyber-security related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools;

●	the imposition of tariffs or other domestic or international governmental policies impacting the value of the agricultural or other products of our borrowers;

●	potential changes in federal policy and at regulatory agencies, including as a result of federal elections;

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●	the concentration of large deposits from certain clients who have balances above current Federal Deposit Insurance Corporation (“FDIC”) insurance limits;

●	the effects of developments and events in the financial services industry, including the large-scale deposit withdrawals over a short period of time that resulted in bank failures during 2023; and

●	factors and risks described under “Risk Factors” in our Annual Report on Form 10-K and in other reports we file with the SEC.

We qualify all of our forward-looking statements by the foregoing cautionary statements. Because of these risks and other uncertainties, our actual future results, performance or achievement, or industry results, may be materially different from the results indicated by these forward-looking statements. In addition, our past results of operations are not necessarily indicative of our future results.

MIDWESTONE FINANCIAL GROUP, INC.

We are a financial holding company headquartered in Iowa City, Iowa. Our principal assets are the shares of stock of our bank subsidiary, MidWestOne Bank (the “Bank”). As of June 30, 2024, we had total assets of approximately $6.58 billion, total deposits of approximately $5.41 billion and total shareholders’ equity of approximately $543.3 million.

The Bank is an Iowa state-chartered bank headquartered in Iowa City, Iowa, with office locations throughout central and eastern Iowa, the Minneapolis/St. Paul metropolitan area of Minnesota, southwestern Wisconsin, Denver, Colorado, and, until June 7, 2024, Naples and Fort Myers, Florida. The Bank provides full-service retail banking in and around the communities in which its branch offices are located. Deposit products offered include checking and other demand deposit accounts, NOW accounts, savings accounts, money market accounts, certificates of deposit, individual retirement accounts and other time deposits. The Bank offers commercial and industrial, agricultural, commercial and residential real estate and consumer loans. Other products and services include debit cards, automated teller machines, online banking, mobile banking, and safe deposit boxes. The principal services of the Bank consist of making loans to and accepting deposits from individuals, businesses, governmental units and institutional customers. The Bank also has wealth management services through which it offers the administration of estates, personal trusts, and conservatorships and providing property management, farm management, custodial, financial planning, investment advisory and retail securities brokerage services (the latter of which is provided through an agreement with a third-party registered broker-dealer).

The Bank operates as an independent community bank that offers a broad range of customer-focused financial services as an alternative to large regional banks in the Bank’s market areas. Management has invested in infrastructure and staffing to support the Bank’s strategy of serving the financial needs of businesses, individuals and municipalities in our market areas. The Bank focuses its efforts on core deposit generation, especially transaction accounts, and quality loan growth with an emphasis on growing commercial loan balances. The Bank seek to maintain a disciplined pricing strategy on deposit generation that will allow it to compete for high quality loans while maintaining an appropriate spread over funding costs.

Our principal executive offices are located at 102 South Clinton Street, Iowa City, Iowa 52240, and our telephone number is (319) 356-5800.

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Additional information about us is included in our filings with the SEC, which are incorporated by reference into this prospectus. See “Where You Can Find Additional Information” and “Documents Incorporated by Reference” in this prospectus.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we will use the net proceeds we receive from the sale of the securities offered hereby for general corporate purposes, which may include, among other things, investments in or advances to our subsidiaries, working capital, capital expenditures, stock repurchases, debt repayment or the financing of possible acquisitions. The applicable prospectus supplement relating to a particular offering of securities by us will identify the particular use of proceeds for that offering. Until we use the net proceeds from an offering, we may place the net proceeds in temporary investments or hold the net proceeds in deposit accounts at the Bank or another depository institution.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, warrants, depositary shares, subscription rights, stock purchase contracts, stock purchase units and units that we may offer and sell from time to time. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our Amended and Restated Articles of Incorporation, as amended (our “Articles of Incorporation”), our Third Amended and Restated Bylaws, as amended (our “Bylaws”), the Iowa Business Corporation Act, as amended (the “IBCA”), and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement.

We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

DESCRIPTION OF CAPITAL STOCK

General

Our Articles of Incorporation provide that we are authorized to issue, without shareholder action, a total of 30,000,000 shares of common stock, par value $1.00 per share, and 500,000 shares of preferred stock, no par value per share. The preferred stock may be issued in one or more series and with such terms and conditions, at such times and for such consideration as our board of directors may determine. As of June 30, 2024, 15,773,468 shares of common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.

The following description of the material terms of our capital stock is only a summary. This summary does not purport to be a complete description of the terms and conditions of our capital stock in all respects and is subject to and qualified in its entirety by reference to our Articles of Incorporation and our Bylaws, each of which is

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incorporated herein by reference, as well as the IBCA, and any other documents referenced in the summary and from which the summary is derived.

Common Stock

General. Under our Articles of Incorporation, we have the authority to issue 30,000,000 shares of our common stock, par value $1.00 per share. As of June 30, 2024, there were 231,966 shares of our common stock underlying options and restricted stock units that have been awarded or granted pursuant to our equity incentive plans and 539,315 shares of our common stock reserved for future issuance under our equity incentive plans. Our common stock is listed for trading on the Nasdaq Global Select Market under the symbol “MOFG.”

Each share of our common stock has the same relative rights and is identical in all respects to every other share of our common stock. Our shares of common stock are neither redeemable nor convertible, and the holders thereof have no preemptive or subscription rights to purchase any of our securities.

Voting Rights. Each outstanding share of our common stock is entitled to one vote on all matters submitted to a vote of shareholders. There is no cumulative voting in the election of directors. The board of directors is classified into three classes, with approximately one-third of the directors up for election each year.

Liquidation Rights. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive, pro rata, our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock then outstanding.

Dividends Payable on Shares of Common Stock. In general, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as our board of directors may from time to time determine. The ability of our board of directors to declare and pay dividends on our common stock may be affected by both general corporate law considerations and policies of the Board of Governors of the Federal Reserve (the “Federal Reserve”) applicable to bank holding companies. As an Iowa corporation, we are subject to the limitations of Iowa law, which allows us to pay dividends unless, after such dividend: (i) we would not be able to pay our debts as they become due in the usual course of business; or (ii) our total assets would be less than the sum of our total liabilities plus any amount that would be needed, if we were to be dissolved at the time of the dividend payment, to satisfy the preferential rights upon dissolution of our shareholders whose preferential rights are superior to the rights of our shareholders receiving the distribution. As a bank holding company, our ability to declare and pay dividends is also subject to the guidelines of the Federal Reserve regarding capital adequacy and dividends. The Federal Reserve guidelines generally require us to review the effects of the cash payment of dividends on our common stock and other Tier 1 capital instruments in light of our earnings, capital adequacy and financial condition. As a general matter, the Federal Reserve has indicated that the board of directors of a bank holding company should eliminate, defer or significantly reduce the dividends if: (i) the company’s net income available to shareholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends; (ii) the prospective rate of earnings retention is inconsistent with the company’s capital needs and overall current and prospective financial condition; or (iii) the company will not meet, or is in danger of not meeting, its minimum regulatory capital adequacy ratios. The Federal Reserve also possesses enforcement powers over bank holding companies and their nonbank subsidiaries to prevent or remedy actions that represent unsafe or unsound practices or violations of applicable statutes and regulations. Among these powers is the ability to proscribe the payment of dividends by banks and bank holding companies. In addition, under the Basel III regulatory capital reforms (the “Basel III Rule”), institutions that seek the freedom to pay dividends have to maintain 2.5% in Common Equity Tier 1 Capital attributable to the capital conservation buffer.

Most of our revenues available for the payment of dividends derive from amounts paid to us by the Bank. There are various statutory limitations that limit the ability of the Bank to pay dividends to us. The Bank is an Iowa state-charted bank and is subject to the laws and regulations of the Iowa Division of Banking and to the regulations of the FDIC. If a bank’s primary banking regulator determines that the bank is engaged or is about to engage in an unsafe or unsound banking practice, the regulator may require, after notice and hearing, that the bank cease and desist from such practice.

Depending on the financial condition of the bank, an unsafe or unsound practice could include the payment of dividends. In particular, the federal banking agencies have indicated that paying dividends that deplete a bank’s capital base to an inadequate level would be an unsafe and unsound banking practice.

Under the Iowa Banking Act, Iowa state-chartered banks, such as the Bank, generally may pay dividends only out of undivided profits. In addition, the Iowa Division of Banking may restrict the declaration or payment of a dividend by an Iowa state-chartered bank.

Furthermore, the payment of dividends by any FDIC-insured institution is affected by the requirement to maintain adequate capital pursuant to applicable capital adequacy guidelines and regulations, and a FDIC-insured institution generally is prohibited from paying any dividends if, following payment thereof, the institution would be undercapitalized. Notwithstanding the availability of funds for dividends, the FDIC and the Iowa Division of Banking may prohibit the payment of any dividends by an insured bank, such as the Bank, if either or both determines such payment would constitute an unsafe or unsound practice. In addition, under the Basel III Rule, institutions that seek the freedom to pay dividends will have to maintain 2.5% in Common Equity Tier 1 Capital attributable to the capital conservation buffer.

Preferred Stock

General. We may issue up to 500,000 shares of preferred stock, no par value per share, from time to time in one or more series. Our board of directors, without further approval of the shareholders, has the authority to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking funds and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock.

The applicable prospectus supplement and any other offering materials relating to any series of preferred stock issued under the registration statement of which this prospectus is a part will specify the terms of the series, including:

•	the maximum number of shares in the series and the designation of the series;

•	the terms on which dividends, if any, will be paid;

•	the terms on which the shares of the series may be redeemed, if at all;

•	the liquidation preference, if any;

•	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

•	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of common or preferred stock;

•	the voting rights, if any, of the shares of the series; and

•	any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares of the series.

The description of preferred stock above and the description of the terms of a particular series of preferred stock contained in the applicable prospectus supplement and other offering materials, if any, are not complete. You should refer to the applicable certificate of designations with respect to a series of preferred stock for complete information concerning the terms of that series. A copy of the certificate of designations for each series of preferred stock will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement.

Anti-Takeover Provisions.

General. Our Articles of Incorporation and Bylaws may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a shareholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by shareholders. These provisions are summarized in the following paragraphs.

Authorized Shares of Capital Stock. Authorized but unissued shares of our common stock and preferred stock under our Articles of Incorporation could (within the limits imposed by applicable law and Nasdaq Marketplace Rules) be issued in one or more transactions that could make a change of control of us more difficult, and therefore more unlikely. The additional authorized shares could be used to discourage persons from attempting to gain control of us by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the board of directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the board of directors although perceived to be desirable by some shareholders.

Limitations on Right to Call Special Meetings; Shareholder Proposal Notice Requirements. Under our Bylaws, a special meeting of our shareholders may be called only by: (i) the Chairman of our board of directors, our Chief Executive Officer or our President; or (ii) in accordance with Section 490.702 of the IBCA which requires written demand by shareholders owning at least 50% of the total voting power of the outstanding stock entitled to vote on the issue proposed to be considered at the special meeting. Additionally, our Bylaws require that shareholder proposals meet certain advanced notice and minimum informational requirements. These provisions could have the effect of delaying until the next annual shareholders’ meeting shareholder actions which are favored by the holders of a majority of our outstanding voting securities.

State Anti-Takeover Laws. The IBCA contains an anti-takeover provision referred to as the “business combinations with interested shareholders” provision. This provision prevents a corporation from engaging in any business combination with an “interested shareholder” (as defined in the IBCA) for a period of three years following the time that the shareholder became an interested shareholder, unless one of the following conditions applies: (i) prior to the time that the shareholder became an interested shareholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder; (ii) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or (iii) at or subsequent to the time the shareholder became an interested shareholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested shareholder.

The Bank Holding Company Act of 1956. The ability of a third party to acquire our stock is also limited under applicable U.S. banking laws, including regulatory approval requirements. The Bank Holding Company Act of 1956, as amended (the “BHCA”), requires any “bank holding company” to obtain the approval of the Federal Reserve before acquiring, directly or indirectly, more than 5% of our outstanding common stock. Federal law also prohibits any person or company from acquiring “control” of an FDIC-insured depository institution or its holding company without prior notice to the appropriate federal bank regulator. “Control” is conclusively presumed to exist upon the acquisition of 25% or more of the outstanding voting securities of a bank or bank holding company, but may arise under certain circumstances between 10% and 24.99% ownership.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may offer using this prospectus consist of notes, debentures or other evidences of indebtedness. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, without the consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). As required by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), for all debt securities that are publicly offered, our debt securities will be governed by a document called an indenture. The form of indenture is subject to any amendments or supplements that we may enter into with the trustee(s) setting forth the specific terms and conditions of the debt securities being issued. The indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The material terms of the indenture are summarized below, and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

•	the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated debt securities, and any subordination provisions particular to the series of debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities (i.e., original issuance discount);

•	the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;

•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;

•	any provisions relating to the issuance of the debt securities of the series at an original issue discount;

•	the place or places where the principal of, and any premium or interest on, the debt securities will be payable and, if applicable, where the debt securities may be surrendered for conversion or exchange;

•	whether we may, at our option, redeem, repurchase or repay the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem, repurchase or repay the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;

•	if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

•	any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the other terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

•	whether the debt securities will be registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;

•	the denominations, which may be in U.S. dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;

•	if other than U.S. dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;

•	whether the debt securities may be issuable in tranches;

•	the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including the conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;

•	any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

•	if the debt securities do not bear interest, the applicable dates required under the indenture for furnishing information to the trustee regarding the holders of the debt securities;

•	any deletions from, modifications of or additions to (i) the events of default with respect to the debt securities or (ii) the rights of the trustee or the holders of the debt securities in connection with events of default;

•	any deletions from, modifications of or additions to the covenants with respect to the debt securities;

•	if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;

•	whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

•	whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a U.S. person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);

•	whether the debt securities, in whole or specified parts, will be defeasible, and, if the securities may be defeased, in whole or in specified part, any provisions to permit a pledge of obligations other than certain government obligations to satisfy the requirements of the indenture regarding defeasance of securities and, if other than by resolution of our board of directors, the manner in which any election to defease the debt securities will be evidenced;

•	whether the debt securities will be secured by any property, assets or other collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;

•	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor;

•	the dates on which interest, if any, will be payable and the regular record dates for interest payment dates;

•	any restrictions, conditions or requirements for transfer of the debt securities; and

•	any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may also act as paying agent under the indenture.

The applicable prospectus supplement will contain a description of U.S. federal income tax consequences relating to the debt securities, to the extent applicable.

Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness, restricting us or any of our subsidiaries from paying dividends or acquiring any of our or its capital stock or requiring the maintenance of any asset ratio or the creation or maintenance of any reserves, or restricting the incurrence of additional debt or the issuance of additional securities.

Consolidation, Merger and Transfer of Assets

Unless we indicate otherwise in the applicable prospectus supplement, the indenture will permit a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets; provided, however, that:

•	we are the surviving or continuing entity, or the resulting or acquiring entity, if other than us, is organized and existing under the laws of a U.S. jurisdiction and assumes, pursuant to a supplemental indenture, all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

•	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and

•	we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture, comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name, and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly-owned subsidiary. The term “wholly-owned subsidiary” means any subsidiary in which we and/or our other wholly-owned subsidiaries own all of the outstanding capital stock.

Modification and Waiver

Unless we indicate otherwise in the applicable prospectus supplement, under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest;

•	a reduction in the principal amount of, or interest on, any debt securities;

•	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;

•	a change in the currency in which any payment on the debt securities is payable;

•	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or

•	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

•	waive compliance by us with certain restrictive provisions of the indenture; and

•	waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of, or interest on, any series of debt securities.

Finally, we and the indenture trustee may, from time to time, amend the indenture without the consent of holders of the debt securities for certain purposes, including but not limited to the following:

•	to evidence the succession of another entity to us or successive successions and the assumption by such entity of our covenants, agreements and obligations under the indenture;

•	to add additional events of default for the protection of the holders of debt securities;

•	to add covenants for the protection of the holders of debt securities; and

•	to make certain other administrative modifications which do not materially and adversely affect the interests of the holders of debt securities.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

•	failure to pay interest on any debt security for 30 days after the payment is due;

•	failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;

•	failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and

•	certain events of bankruptcy, insolvency or reorganization.

If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events of bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

The indenture requires us to furnish to the trustee, not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of, or interest on, any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default;

•	the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;

•	the trustee has not started such proceeding within 60 days after receiving the request; and

•	no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of, and interest on, the debt security when due and to institute suit to enforce payment.

Satisfaction and Discharge; Defeasance

Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time:

•	we have paid or caused to be paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same has become due and payable;

•	we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture; or

•	all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities;

then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for (i) rights of registration of transfer and exchange, and our right of optional redemption, (ii) substitution of mutilated, defaced, destroyed, lost or stolen debt securities, (iii) rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any, (iv) the rights, obligations and immunities of the trustee under the indenture, and (v) the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance. Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

•	to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or

•	to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

•	we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and

•	we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for: (i) payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise); (ii) the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions; (iii) rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture; and (iv) continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent the Trust Indenture Act is applicable.

Regarding the Trustee

General. We will enter into the indenture with a trustee that is qualified to act under the Trust Indenture Act and with any other trustees chosen by us and appointed in a supplemental indenture for a particular series of debt securities.

Resignation or Removal of Trustee. If the trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the indenture. Any resignation will require the appointment of a successor trustee under the indenture in accordance with the terms and conditions of the indenture.

The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series.

Annual Trustee Report to Holders of Debt Securities. The trustee will be required to submit certain reports to the holders of the debt securities regarding, among other things, the trustee’s eligibility to serve as such, the priority of the trustee’s claims regarding advances made by it, and any action taken by the trustee materially affecting the debt securities.

Certificates and Opinions to Be Furnished to Trustee. The indenture provides that, in addition to other certificates or opinions specifically required by other provisions of the indenture, every application by us for action by the trustee must be accompanied by a certificate from one or more of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

Certain Relationships in the Ordinary Course. From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, common stock, other securities of the Company or any combination of the foregoing. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to, or separate from, those securities. The particular terms of any warrants will be described more specifically in the prospectus supplement relating to such warrants.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following information:

•	the title and specific designation of the warrants;

•	the aggregate number of warrants offered;

•	the amount of warrants outstanding, if any;

•	the price or prices at which the warrants will be issued;

•	the designation, number and terms of the securities purchasable upon exercise of the warrants, and procedures that will result in the adjustment of those numbers;

•	the exercise price or prices of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum number of warrants that may be exercised at any one time;

•	the anti-dilution, redemption or call provisions of the warrants, if any;

•	if applicable, the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other material terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up, or to exercise voting rights, if any.

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DESCRIPTION OF DEPOSITARY SHARES

This following is a summary of the general terms of the deposit agreement to govern any depositary shares we may offer representing fractional interests in shares of our preferred stock, the depositary shares themselves and the related depositary receipts. This summary does not purport to be complete in all respects and is subject to and qualified entirely by reference to the relevant deposit agreement and depositary receipt with respect to the depositary shares relating to any particular series of preferred stock. A copy of the deposit agreement and form of depositary receipt relating to any depositary shares we issue will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement. The specific terms of any depositary shares we may offer will be described in the applicable prospectus supplement. If so described in the applicable prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.

General

We may offer fractional interests in shares of our preferred stock, rather than full shares of preferred stock, most likely in the event that our then authorized but yet undesignated shares of preferred stock are not sufficient to offer full shares of preferred stock. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the United States and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement, which we refer to in this section as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. Purchasers of fractional interests in shares of the related series of preferred stock will receive depositary receipts as described in the applicable prospectus supplement.

Unless we specify otherwise in the applicable prospectus supplement, purchasers will not be entitled to receive the whole shares of preferred stock underlying the depositary shares.

Dividend Rights

The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record holder of depositary shares based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record holders of depositary shares, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and distribution of the net proceeds from this sale to the applicable holders.

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The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred stock will be made available to the holders of depositary shares.

Voting Rights

When the depositary receives notice of any meeting at which the holders of the preferred stock may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted.

Conversion or Exchange Rights

If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption

If the series of the preferred stock underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of the preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Taxation

Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares. If necessary, the applicable prospectus supplement will provide a description of U.S. federal income tax consequences relating to the purchase and ownership of the depositary shares and the preferred stock represented by the depositary shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, certain amendments as specified in the applicable prospectus supplement will not be effective unless approved by the record holders of at least a majority of the depositary shares then outstanding. A deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed; or

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•	there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following is a summary of the general terms of the subscription rights to purchase common stock or other securities that we may offer to shareholders using this prospectus. This summary does not purport to be complete in all respects and is subject to and qualified entirely by reference to the applicable forms of subscription agent agreement and subscription certificate for a full understanding of all terms of any series of subscription rights. The forms of the subscription agent agreement and the subscription certificate will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement. See “Where You Can Find Additional Information” for information on how to obtain copies.

Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of any subscription rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such subscription rights offering. If we issue subscription rights, they will be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of subscription rights certificates or beneficial owners of subscription rights.

The prospectus supplement relating to any subscription rights we offer will describe the specific terms of the offering and the subscription rights, including the record date for shareholders entitled to the subscription rights distribution, the number of subscription rights issued and the number of shares of common stock or other securities that may be purchased upon exercise of the subscription rights, the exercise price of the subscription rights, the date on which the subscription rights will become effective and the date on which the subscription rights will expire, and any material U.S. federal income tax considerations.

In general, a subscription right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to shareholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

•	the record date for shareholders entitled to receive the subscription rights;

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•	the number of shares of common stock or other securities that may be purchased upon exercise of each subscription right;

•	the exercise price of the subscription rights;

•	whether the subscription rights are transferable;

•	the period during which the subscription rights may be exercised and when they will expire;

•	the steps required to exercise the subscription rights;

•	whether the subscription rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments; and

•	whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement.

If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. After the close of business on the expiration date of a subscription rights offering, all unexercised subscription rights will become void.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock or preferred stock at a future date or dates, which we refer to in this prospectus as “Stock Purchase Contracts.” The price per share, and number of shares, of our common stock or preferred stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units consisting of a Stock Purchase Contract and our debt securities or debt obligations of third parties, including Treasury securities, securing the holders’ obligations to purchase the shares of our common stock under the Stock Purchase Contracts, which we refer to in this prospectus as “Stock Purchase Units.” The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The Stock Purchase Contracts also may require us to make periodic payments to the holders of the Stock Purchase Units or vice-versa and such payments may be unsecured or prefunded on some basis.

The applicable prospectus supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the Stock Purchase Contracts, and, if applicable, collateral or depositary arrangements, relating to the Stock Purchase Contracts or Stock Purchase Units. Material U.S. federal income tax considerations applicable to the Stock Purchase Units and the Stock Purchase Contracts will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock, depositary shares, warrants or other securities, or any combination of such securities, including guarantees of any securities.

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A prospectus supplement and any other offering materials relating to any units issued under the registration statement containing this prospectus will specify the terms of the units, including:

•	the terms of the units and of any of the debt securities, common stock, preferred stock, depositary shares, warrants and guarantees comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices at the time of sale, at negotiated prices or at fixed prices, which may change from time to time. We may sell the securities directly to one or more purchasers, through agents, to dealers, through underwriters, brokers or dealers, or through a combination of any of these sales methods or through any other method permitted by law (including in “at the market” equity offerings as defined in Rule 415 of the Securities Act). We reserve the right to accept or reject, in whole or in part, any proposed purchase of securities, whether the purchase is to be made directly or through agents.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement, if required, that contains the specific terms of the offering, including:

•	the name or names of the underwriters, dealers or agents, if any, and the types and amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts or other items constituting agents’ or underwriters’ compensation;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters that we have named in a prospectus supplement will be underwriters of the securities offered by that prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe any such material relationship in the prospectus supplement, naming the underwriter and the nature of any such relationship.

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We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock or other outstanding securities, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Under the securities laws of some states, to the extent applicable, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, if our common stock is no longer listed on the Nasdaq Global Select Market or another national securities exchange, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

LEGAL MATTERS

Certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by our counsel, Barack Ferrazzano Kirschbaum & Nagelberg LLP of Chicago, Illinois. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements of MidWestOne Financial Group, Inc. and subsidiaries as of December 31, 2023 and 2022 and for each of the years in the three-year period ended December 31, 2023, and the effectiveness of internal control over financial reporting as of December 31, 2023 incorporated in this prospectus by reference from

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the MidWestOne Financial Group, Inc. Annual Report on Form 10-K for the year ended December 31, 2023 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon, incorporated herein by reference, and have been incorporated in this prospectus and registration statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. listed company. Our SEC filings are available to the public from the SEC’s web site at www.sec.gov or on our website at www.midwestonefinancial.com. However, other than our available SEC filings incorporated by reference in this prospectus, the information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference in, this prospectus. Written requests for copies of the documents we file with the SEC should be directed to MidWestOne Financial Group, Inc., 102 South Clinton St., Iowa City, Iowa 52240, Attention: Corporate Secretary, telephone number: (319) 356-5800.

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including exhibits, on Form S-3 that may be obtained as described above. Statements contained in this prospectus about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the contract or other document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual contract or other document.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the following documents and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering, as well as any filings after the date of this registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, but excluding, in each case, information “furnished” rather than “filed” and information that is modified or superseded by subsequently filed documents prior to the termination of this offering:

•	our Annual Report on Form 10-K (File No. 001-35968) for the fiscal year ended December 31, 2023, filed with the SEC on March 8, 2024, including the portions of our Definitive Proxy Statement on Schedule 14A (File No. 001-35968) filed on March 8, 2024, as amended on March 11, 2024, that are incorporated by reference therein;

•	our Quarterly Reports on Form 10-Q (File No. 001-35968) for the fiscal quarter ended March 31, 2024, filed with the SEC on May 7, 2024, and the fiscal quarter ended June 30, 2024, filed with the SEC on August 6, 2024;

•	our Current Reports on Form 8-K (File No. 001-35968) filed with the SEC on January 25, 2024; April 25, 2024; April 26, 2024; June 10, 2024; and July 25, 2024 (in each case, excluding the information furnished under Item 2.02 and Item 7.01 of Form 8-K); and

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•	the description of our common stock contained in the Company’s Registration Statement filed with the SEC on August 4, 1994, pursuant to Section 12 of the Exchange Act on Form 8-A (File. No. 000-24630), and all amendments and reports filed by the Company for the purpose of updating such description, including the Company’s Registration Statement on Form S-4 filed with the SEC on October 19, 2018, as amended on November 28, 2018 (File No. 333-227899), and Exhibit 4.2 to the Company’s Annual Report on Form 10-K (File No. 001-35968) for the year ended December 31, 2022, filed with the SEC on March 13, 2023.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which also is, or is deemed to be, incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus and a copy of any or all other contracts or documents which are referred to in this prospectus but not delivered with this prospectus. Requests should be directed to:

MidWestOne Financial Group, Inc.

Attention: Kenneth R. Urmie, Corporate Secretary

102 South Clinton Street

Iowa City, Iowa 52240

Telephone number: (319) 356-5800

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Shares

Common Stock

Prospectus Supplement

Sole Manager

Keefe, Bruyette & Woods

   A Stifel Company

             , 2024.